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Exhibit 1
                             Joint Filing Statement

                     Statement Pursuant to Rule 13d-1(k)(1)

         The undersigned hereby consent and agree to file a joint statement on
Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock of Commonwealth Bankshares, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Statement Pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.



Dated:  November 27, 2002              /s/ A. Alex Porter*
                                       -----------------------------------------
                                       A. Alex Porter


Dated:  November 27, 2002              /s/ Paul Orlin*
                                       -----------------------------------------
                                       Paul Orlin


Dated:  November 27, 2002              The Collectors' Fund*

                                       A. Alex Porter
                                       General Partner

                                       /s/ A. Alex Porter
                                       -----------------------------------------
                                       A. Alex Porter
                                       General Partner


Dated:  November 27, 2002              /s/ Geoff Hulme*
                                       -----------------------------------------
                                       Geoff Hulme


Dated:  November 27, 2002              /s/ Jon Friedland*
                                       -----------------------------------------
                                       Jon Friedland